Contact:	Investor Relations
Colin T. Severn
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2009 RESULTS

Financial Highlights

•	Net new home orders of 246, down 7% from 264 in the third quarter of 2008

•	Homes closed of 227, down slightly from 230 in the third quarter of 2008

•	Consolidated operating revenue from home sales of $55.8 million, down 34% from $84.8 million in the third quarter of 2008

•	Homebuilding gross margin of $6.8 million, up 47% from $4.6 million in the third quarter of 2008

•	Homebuilding gross margin percentage of 12.1%, up 670 basis points from 5.4% in the third quarter of 2008

•	Backlog of homes sold but not closed at September 30, 2009 of 320, down 33% from 480 at September 30, 2008

•	Net loss of $11.6 million compared to net loss of $41.1 million in the third quarter of 2008

NEWPORT BEACH, CA—November 4, 2009—William Lyon Homes today reported a net loss of $11,637,000 for the three months ended September 30, 2009, compared to net loss of $41,096,000 for the comparable period a year ago. Consolidated operating revenue decreased 34% to $67,213,000 for the three months ended September 30, 2009 as compared to $102,168,000 for the comparable period a year ago.

The Company reported a net loss for the nine months ended September 30, 2009 of $41,251,000 compared to net loss of $80,832,000 for the comparable period a year ago. Consolidated operating revenue decreased 44% to $213,959,000 for the nine months ended September 30, 2009, as compared with $379,694,000 for the comparable period a year ago.

The Company incurred impairment losses on real estate assets of $21,910,000 for the three months ended September 30, 2008 with no comparable amount in the 2009 period. During the nine months ended September 30, 2009 and 2008, the Company incurred impairment losses on real estate assets of $24,171,000 and $68,028,000, respectively. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to depressed market conditions in the housing industry. The future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed for the three months ended September 30, 2009 was 227 homes, down 1% from 230 homes closed for the three months ended September 30, 2008. The number of homes closed during the nine months ended September 30, 2009 was 617, down 28% from 852 homes closed during the nine months ended September 30, 2008.

Net new home orders for the three months ended September 30, 2009 decreased 7% to 246 homes, compared to 264 homes for the three months ended September 30, 2008. The average number of sales locations during the three months ended September 30, 2009 was 24, down 38% from 39 during the three months ended September 30, 2008. The Company’s number of new home orders per average sales location increased to 10.3 for the three months ended September 30, 2009, as compared to 6.8 for the three months ended September 30, 2008. Net new home orders for the nine months ended September 30, 2009 were 697 homes, down 34% from 1,053 homes for the nine months ended September 30, 2008. The average number of sales locations during the nine months ended September 30, 2009 was 26, down 43% from 46 during the nine months ended September 30, 2008. The Company’s number of new home orders per average sales location decreased to 26.8 for the nine months ended September 30, 2009, as compared to 22.9 for the nine months ended September 30, 2008.

The Company’s cancellation rate for the three months ended September 30, 2009 was 19% compared to 33% for the three months ended September 30, 2008. The Company’s cancellation rate for the nine months ended September 30, 2009 was 21%, compared to 26% for the nine months ended September 30, 2008.

At September 30, 2009, the backlog of homes sold but not closed totaled 320 homes, down 33% from 480 homes at September 30, 2008. At September 30, 2009, the dollar amount of backlog of homes sold but not closed totaled $81,179,000, down 51% from $165,085,000 at September 30, 2008, and up 9% from $74,183,000 at June 30, 2009.

During the three months ended September 30, 2009, the average sales price of homes closed (including joint ventures) was $245,700, down 33% from $368,700 for the comparable period a year ago. The lower average sales price was primarily due to price depreciation in certain markets resulting from competitive pressures and a change in product mix.

The consolidated homebuilding gross margin percentage increased to 12.1% for the three months ended September 30, 2009 from 5.4% for the three months ended September 30, 2008. These higher gross margin percentages were primarily due to home closings in projects where previous impairment losses had been incurred.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company will be taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflected the tax refund for the anticipated carry back of the estimated 2008 tax loss to 2006 as a result of the reversal of temporary differences in 2008. The Company received the tax refund in early 2009. In addition, the Company has unused built-in losses of $19,414,000 which are available to offset future income and expire between 2010 and 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited under certain circumstances.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

As previously reported, on October 20, 2009, the Company entered into a Senior Secured Term Loan Agreement that provides a first lien secured loan of up to $206 million, secured by substantially all of the assets of the Company (excluding stock in William Lyon Homes, Inc., the Borrower) and certain wholly-owned subsidiaries. The net proceeds of the $131 million first installment of the loan were used to repay the Company’s revolving credit facilities and to repurchase, in a privately negotiated transaction, $72,511,000 principal amount of its outstanding Senior Notes at a cost of approximately $50,757,000 plus accrued interest. The Company expects to use the remaining proceeds from the first and second installments for general corporate purposes and opportunistic land acquisition.

The Company will hold a conference call on Thursday, November 5, 2009 at 1:00 p.m. Pacific Time to discuss the third quarter 2009 earnings results. The dial-in number is (888) 295-4740 (enter passcode number 17567806). Participants may call in beginning at 12:45 p.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 5, 2009 at 5:00 p.m. Pacific Time through midnight on November 30, 2009. The dial-in number for the replay is (888) 286-8010 (enter passcode number 27194196).

William Lyon Homes is primarily engaged in the design, construction and sales of single-family detached and attached homes in California, Arizona and Nevada and at September 30, 2009 had 21 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2009			2008
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	225	2	227	221	9	230

Home sales revenue	$55,103	$682	$55,785	$81,707	$3,093	$84,800
Cost of sales	(48,528)	(497)	(49,025)	(78,160)	(2,030)	(80,190)

Gross margin	$6,575	$185	$6,760	$3,547	$1,063	$4,610

Gross margin percentage	11.9%	27.1%	12.1%	4.3%	34.4%	5.4%

Number of homes closed
California	139	2	141	109	9	118
Arizona	61	—	61	52	—	52
Nevada	25	—	25	60	—	60

Total	225	2	227	221	9	230

Average sales price
California	$275,400	$340,800	$276,300	$497,900	$343,700	$486,100
Arizona	190,300	—	190,300	222,400	—	222,400
Nevada	208,800	—	208,800	264,600	—	264,600

Total	$244,900	$340,800	$245,700	$369,700	$343,700	$368,700

Number of net new home orders
California	143	—	143	173	14	187
Arizona	71	—	71	34	—	34
Nevada	32	—	32	43	—	43

Total	246	—	246	250	14	264

Average number of sales locations during period
California	12	—	12	21	3	24
Arizona	4	—	4	4	—	4
Nevada	8	—	8	11	—	11

Total	24	—	24	36	3	39

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2009			2008
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	228	—	228	342	31	373
Arizona	67	—	67	59	—	59
Nevada	25	—	25	48	—	48

Total	320	—	320	449	31	480

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$65,161	—	$65,161	$130,296	$10,088	$140,384
Arizona	10,526	—	10,526	11,165	—	11,165
Nevada	5,492	—	5,492	13,536	—	13,536

Total	$81,179	$ —	$81,179	$154,997	$10,088	$165,085

Lots controlled at end of period Owned lots
California	1,656	136	1,792	2,289	786	3,075
Arizona	5,409	—	5,409	4,310	1,745	6,055
Nevada	2,795	—	2,795	2,900	—	2,900

Total	9,860	136	9,996	9,499	2,531	12,030

Optioned lots (1)
California			508			489
Arizona			713			328
Nevada			—			—

Total			1,221			817

Total lots controlled
California			2,300			3,564
Arizona			6,122			6,383
Nevada			2,795			2,900

Total			11,217			12,847

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2009			2008
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	600	17	617	818	34	852

Home sales revenue	$174,121	$5,620	$179,741	$318,161	$12,596	$330,757
Cost of sales	(153,732)	(4,353)	(158,085)	(303,055)	(12,221)	(315,276)

Gross margin	$20,389	$1,267	$21,656	$15,106	$375	$15,481

Gross margin percentage	11.7%	22.5%	12.0%	4.7%	3.0%	4.7%

Number of homes closed
California	365	17	382	491	34	525
Arizona	138	—	138	171	—	171
Nevada	97	—	97	156	—	156

Total	600	17	617	818	34	852

Average sales price
California	$345,400	$330,600	$344,700	$482,000	$370,500	$474,800
Arizona	190,300	—	190,300	232,300	—	232,300
Nevada	224,800	—	224,800	267,900	—	267,900

Total	$290,200	$330,600	$291,300	$388,900	$370,500	$388,200

Number of net new home orders
California	417	11	428	658	55	713
Arizona	171	—	171	163	—	163
Nevada	98	—	98	177	—	177

Total	686	11	697	998	55	1,053

Average number of sales locations during period
California	14	—	14	28	3	31
Arizona	4	—	4	4	—	4
Nevada	8	—	8	11	—	11

Total	26	—	26	43	3	46

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating revenue
Home sales	$55,785	$84,800	$179,741	$330,757
Lots, land and other sales	180	7,943	7,595	39,512
Construction services	11,248	9,425	26,623	9,425

	67,213	102,168	213,959	379,694

Operating costs
Cost of sales—homes	(49,025)	(80,190)	(158,085)	(315,276)
Cost of sales—lots, land and other	—	(8,622)	(46,585)	(40,898)
Impairment loss on real estate assets	—	(21,910)	(24,171)	(68,028)
Construction services	(9,115)	(8,129)	(22,726)	(8,129)
Sales and marketing	(3,998)	(8,687)	(12,662)	(30,790)
General and administrative	(4,045)	(6,373)	(14,598)	(19,872)
Other	(1,940)	(231)	(4,487)	(2,005)

	(68,123)	(134,142)	(283,294)	(484,998)

Equity in income (loss) of unconsolidated joint ventures	532	(821)	(778)	(1,626)

Operating loss	(378)	(32,795)	(70,113)	(106,930)

Interest expense, net of amounts capitalized	(8,251)	(7,142)	(25,284)	(16,396)
Gain on extinguishment of debt	—	—	57,973	—
Other (expense), net	(3,091)	(531)	(3,813)	(185)

Loss before benefit from income taxes	(11,720)	(40,468)	(41,237)	(123,511)

Benefit (provision) for income taxes
Benefit (provision) for income taxes	56	—	78	(10)
Recordation of deferred tax assets as a result of revocation of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2008	—	—	—	41,602

Consolidated net loss	(11,664)	(40,468)	(41,159)	(81,919)

Loss: net income (loss)—non-controlling interests	27	(628)	(92)	1,087

Net loss attributable to Lyon Homes	$(11,637)	$(41,096)	$(41,251)	$(80,832)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Cash and cash equivalents	$32,201	$67,017
Restricted cash	5,339	5,079
Receivables	16,930	29,985
Income tax refunds receivable	5,159	46,696
Real estate inventories
Owned	607,340	754,489
Not owned	55,270	107,763
Investments in and advances to unconsolidated joint ventures	1,823	2,769
Property and equipment, less accumulated depreciation of $8,048 and $14,124 at September 30, 2009 and December 31, 2008, respectively	1,825	14,403
Deferred loan costs	4,061	6,264
Other assets	8,792	10,378

	$738,740	$1,044,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$9,149	$16,331
Accrued expenses	53,309	62,987
Liabilities from inventories not owned	55,270	80,079
Notes payable	87,720	194,629
7 5/8% Senior Notes due December 15, 2012	98,824	133,800
10 3/4% Senior Notes due April 1, 2013	191,171	218,176
7 1/2% Senior Notes due February 15, 2014	102,341	124,300

	597,784	830,302

Stockholders’ equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at September 30, 2009 and December 31, 2008, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	81,007	122,258
Non-controlling interest	11,082	43,416

	140,956	214,541

	$738,740	$1,044,843

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2009	2008	2009	2008
Net loss	$(11,637)	$(41,096)	$(72,057)	$(266,772)
Net cash (used in) provided by operating activities	$(22,646)	$(15,270)	$80,831	$272,567
Interest incurred	$10,755	$16,603	$50,400	$72,012
Adjusted EBITDA (1)	$2,860	$(3,991)	$(21,073)	$(77,288)

Balance Sheet Data
			September 30,
			2009	2008
Stockholders’ equity			$140,956	$249,775
Total debt			480,056	817,322

Total book capitalization			$621,012	$1,067,097

Ratio of debt to total book capitalization			77.3%	76.6%
Ratio of debt to total book capitalization (net of cash)			76.1%	73.8%

(1)

Adjusted EBITDA means net loss plus (i) benefit from income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain on retirement of debt, (vi) loss on sale of fixed assets, (vii) depreciation and amortization and (viii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes and (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net loss to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2009	2008	2009	2008
Net loss	$(11,637)	$(41,096)	$(72,057)	$(266,772)
Benefit from income taxes	(56)	—	(78)	(39,108)
Interest expense:
Interest incurred	10,755	16,603	50,400	72,012
Interest capitalized	(2,504)	(9,462)	(17,072)	(55,617)
Amortization of capitalized interest in cost of sales	3,472	6,693	24,482	55,594
Non-cash impairment charges	—	21,910	97,350	152,482
Gain on retirement of debt	—	—	(112,017)	—
Loss on sale of fixed assets	3,009	—	3,009	—
Depreciation and amortization	353	540	1,881	2,281
Cash distributions of income from unconsolidated joint ventures	—	—	—	816
Equity in (income) loss of unconsolidated joint ventures	(532)	821	3,029	1,024

Adjusted EBITDA	$2,860	$(3,991)	$(21,073)	$(77,288)

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2009	2008	2009	2008
Net cash (used in) provided by operating activities	$(22,646)	$(15,270)	$80,831	$272,567
Interest expense:
Interest incurred	10,755	16,603	50,400	72,012
Interest capitalized	(2,504)	(9,462)	(17,072)	(55,617)
Amortization of capitalized interest in cost of sales	3,472	6,693	24,482	55,594
Minority equity in income of consolidated entities	27	(628)	9,267	(57)
Net changes in operating assets and liabilities:
Restricted cash	181	5,000	339	5,000
Receivables	2,928	2,076	(13,411)	(8,667)
Income tax refunds receivable	(1)	—	(42,165)	—
Real estate inventories - owned	19,677	(85)	(135,228)	(429,875)
Deferred loan costs	(375)	(662)	(1,607)	(2,839)
Other assets	(1,921)	(2,918)	1,096	(17,530)
Accounts payable	(1,002)	10,194	5,949	33,942
Accrued expenses	(5,731)	(15,532)	16,046	(1,818)

Adjusted EBITDA	$2,860	$(3,991)	$(21,073)	$(77,288)